EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333‑06435, No. 333-132768, Post-Effective Amendment No. 1 to 333-132768, No. 333-195862, No. 333-167908, and No. 333-204985) on Form S-8 and (No. 333-192940, Amendment No. 1 to 333-192940, No. 333-197450, and Amendment No. 1 to 333-197450) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our reports dated December 11, 2015, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 27, 2015 and September 28, 2014, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the 52-week periods ended September 27, 2015, September 28, 2014, and September 29, 2013, and the effectiveness of internal control over financial reporting as of September 27, 2015, which reports appear in the September 27, 2015 annual report on Form 10‑K of Lee Enterprises, Incorporated.

/s/ KPMG LLP
Chicago, Illinois
December 11, 2015